Exhibit 3.17

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
BERMUDA BAY REALTY, INC.

Pursuant to the provisions of Section 607.1006, Florida Statutes, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:                                                        The name of the corporation is hereby changed from BERMUDA BAY REALTY, INC. to WATERMARK REALTY REFERRAL, INC.

SECOND:                                      This amendment was adopted and shall become effective on September 15, 1999.

THIRD:                                                   This amendment was approved by Bay Colony-Gateway, Inc., the sole shareholder of the undersigned corporation that the number of votes cast was sufficient for approval.

Signed this 15th day of September, 1999

BERMUDA BAY REALTY, INC.

By:	/s/ Wanda Z. Cross
Wanda Z. Cross
President

ARTICLES OF INCORPORATION
of
BERMUDA BAY REALTY. INC.

THE UNDERSIGNED, acting as the Incorporators of a corporation pursuant to the Florida General Corporation Act, hereby adopt the following Articles of Incorporation of BERMUDA BAY REALTY, corporation under the laws of the State of Florida.

ARTICLE I

Name:

The name of this corporation shall be: BERMUDA BAY REALTY, INC.

ARTICLE II

Address of Principal Office and Mailing Address:

600 Sable Oak Lane, Vero Beach, Florida 32963

ARTICLE III

Duration:

This corporation shall exist perpetually.

ARTICLE IV

Purpose or Purposes:

To transact any or all lawful business for which corporations may be incorporated under the Florida General Corporation Act.

ARTICLE V

Authorized Number of Shares:

This corporation shall have outstanding at any one time a maximum of five hundred (500) shares of common stock of the par value of one ($1.00) dollar each.

The shares of common stock are not to be divided into classes nor is the corporation authorized to issue shares in series. There shall be no preemptive rights granted to shareholders.

ARTICLE VI

Initial Registered Office and Registered Agent:

The initial Registered Office of this corporation shall be at 3300 University Drive, Coral Springs, Florida 33065.

The initial Registered Agent of this corporation at its Registered Office shall be T. D. KIRKPATRICK.

ARTICLE VII

Directors:

The initial Board of Directors of this corporation shall consist of three (3) members.

The names and addresses of the persons who shall serve as the initial Board of Directors of this corporation, until the first annual meeting of the shareholders, or until their successors shall have been elected and qualified, are as follows:

Name	Address

R. C. Dillon	3300 University Drive
Coral Springs, Florida 33065

R. W. Baker	6 Gateway Center
Pittsburgh, Pennsylvania 15221

L. R. Campbell	3300 University Drive
Coral Springs, Florida 33065

ARTICLE VIII

Incorporators:

The names and addresses of the Incorporator of this corporation is:

Name	Address

Westinghouse Treasure Coast Communities, Inc., a Florida corporation	3300 University Drive Coral Springs, Florida 33065

ARTICLE IX

Officers:

The names and titles of the persons who shall serve as the initial officers of this corporation, until the first annual meeting of the shareholders, or until their successors shall have been elected and qualified, are as follows:

R. C. Dillon	President
T. M. Valdes	Vice President/Assistant Secretary
M. E. Jones	Secretary
R. W. Baker	Treasurer
L. R. Campbell	Controller/Assistant Secretary

J. P. Taravella, Jr.	Assistant Secretary
E. C. Leindecker	Assistant Secretary

All at the following address: 3300 University Dr., Coral Springs, FL 33065

ARTICLE X

Indemnification:

This corporation shall indemnify every officer and director, and every former officer and director, to the full extent permitted by the Florida General Corporation Act.

IN WITNESS WHEREOF, the undersigned Incorporators has caused these Articles of Incorporation to be executed the day and year below by its duly authorized officers.

WESTINGHOUSE TREASURE
COAST COMMUNITIES, INC.

By:	/s/ James P. McGowan
James P. McGowan
Vice President

Dated: January 17, 1994

Attest:	/s/ J.P. Taravella, Jr.
J. P. Taravella, Jr.
Assistant Secretary

Dated: January 17, 1994